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                                                                   EXHIBIT 10.11

                             MANAGEMENT AGREEMENT
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     THIS MANAGEMENT AGREEMENT (the "Agreement") made on September 13, 2000, and effective as of the "Effective Date" (as defined below), is by and between Penner & Welsch, Inc., a Louisiana corporation (the "Company"), and Discount Rx, Inc., a Louisiana corporation (the "Manager").

                                  BACKGROUND:
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     A.   The Company operates a business which includes the purchase and resale of generic and brand name pharmaceuticals (the "Business").

     B. The Company and Manager have entered into a Letter of Intent of even date herewith (the "Letter of Intent"), a copy of which is attached hereto as Exhibit A, pursuant to which Manager may purchase substantially all of the
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assets of the Company.

     C. The Company desires to engage Manager to manage the Business and Manager desires to accept such engagement, in each case on the terms and conditions hereinafter set forth.

          NOW, THEREFORE, the Company and Manager, in consideration of the covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, agree as follows:

     1.   Appointment.
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          (a)  The Company hereby appoints Manager and Manager hereby accepts such appointment, in each case on the terms and conditions hereinafter provided, as the exclusive manager of the Business.

          (b) The performance of all activities by the Manager hereunder shall be for the account of the Company.

          (c) The relationship of the Company and Manager shall be that of principal and agent, and nothing contained in this Agreement shall be construed to create a partnership or joint venture between them or their successors in interest.

          (d) Notwithstanding anything else herein to the contrary, the Company shall have full responsibility and commensurate authority to act as debtor and debtor-in-possession in bankruptcy. Manager shall cooperate and coordinate with the Company to enable the Company to carry out its responsibilities in bankruptcy.

     2.   Term; Termination.
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          (a)  The term (the "Term") of this Agreement shall commence as of the date this Agreement is approved by a Bankruptcy Court having jurisdiction over the Company (the "Effective Date") and shall continue until the earlier of the Closing under the Letter of Intent or the termination of the Letter of Intent pursuant to its terms, unless this Agreement is otherwise terminated in accordance with the terms and conditions hereof.

          (b) This Agreement may be terminated as follows: (i) by the Company at any time if Manager shall have materially breached, or shall be in material default of, any of its agreements, obligations or other undertakings hereunder, and such breach or default shall have continued, in the reasonable determination of the Company, for more than twenty (20) calendar days following written notice thereof from the Company to Manager; (ii) by either party upon not less than ten
(10) days prior written notice from the other party; (iii) immediately upon the termination or expiration of the Letter of Intent or upon the termination of the DIP financing to be provided by Manager to the Company or (iv) by the Company if Manager fails to close on the sale contemplated by the Letter of Intent by April 30, 2001.

          (c) If the Company terminates this Agreement for any reason other than pursuant to Section 2(b)(i) or 2(b)(iv) of this Agreement, the Company shall pay the Manager a fee equal to five percent (5%) of the product of two (2) times the Company's average monthly gross revenues during the six months preceding August 31, 2000.

          (d) Upon any termination of Manager's position during the Term hereof or otherwise, Manager shall do the following:

               (i) Immediately pay over to the Company all monies collected and held by Manager for the account of the Company pursuant to the terms and conditions of this Agreement;

               (ii) Deliver to the Company a full accounting with respect to the Business in accordance with Section 4 hereof, covering the period following the date of the last accounting furnished to the Company; and

               (iii) Deliver to the Company all books, records, agreements, papers and other property and documents of the Company with respect to the Business then in the custody of Manager.

     3.   Duties of Manager. Manager shall be authorized to perform all
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business, administrative and management services and to take all actions necessary for the management and operation of the Business. Manager shall perform its duties and responsibilities hereunder in a commercially reasonable manner consistent with industry standards and will not enter into any transaction not in the ordinary course of business without first obtaining approval of the Bankruptcy Court. Without limiting the foregoing, Manager shall be authorized to:

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          (a)  Institute, with the Company's prior written consent, legal actions in the name and at the expense of the Company.

          (b) With the Company's prior written consent, hire and fire all personnel necessary to adequately staff the Business, paying, on behalf of the Company, all wages, salaries and withholding taxes required under Federal, State and local laws, rules and regulations with respect to such personnel. All employees hired shall be "at will" employees of the Company.

          (c) Maintain in full force and effect and pay the premiums for fire and extended coverage, liability, business interruption and other insurance with respect to the Business, in such amounts, with such deductibles and with such companies as Manager shall reasonably determine.

          (d) Comply with all terms, covenants and obligations of the Company as tenant or lessee under any Lease applicable to the Business or the personal property used in the operation of the Business, including, but not limited to, making all lease or rental payments in a timely manner.

          (e) Make contracts and pay all proper charges (after carefully checking all bills to determine that the charges are proper) for utilities, supplies, inventory and services used in the operation of the Business, including, but not limited to, entering into contracts for and paying all proper charges for heating, air conditioning and ventilating service, gas and electricity service, water service and sewage treatment, fuel, telephone, extermination, rubbish removal, sprinkler system service and maintenance, window cleaning, and security, as well as purchasing, on behalf of the Company, all equipment, tools, appliances, inventory, materials and supplies that are necessary or desirable to properly manage, operate and maintain the Business, provided, however, that without the prior written consent of the Company, the Manager shall not enter into contracts with an initial term of more than six (6) months if such contracts cannot be terminated by the Company without penalty.

          (f) Prepare or cause to be prepared and filed for the Company with regard to its employees on or after the Effective Date, the following: (i) all Federal, state and local payroll and wage tax returns; and (ii) all reports and documents under the U.S. Social Security Act.

          (g) Collect all sales and rental revenues, receipts and collections from the Business and deposit the same into a segregated account maintained by Manager for the benefit of the Company (the "Management Account"), all of which accounts shall be Debtor-in-Possession accounts with Hibernia National Bank that comply with applicable bankruptcy law and U.S. Trustee requirements, paying therefrom all costs and expenses incurred by Manager in the performance of its duties under this Agreement, including those costs and expenses pursuant to this
Section 3 and the Manager's Fee pursuant to Section 7 below.
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          (h)  Generally, and except as expressly prohibited herein or by specific notice from the Company, do all things in connection with any of the foregoing, necessary to manage

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and administer the day-to-day operations of the Business and to execute all documents on behalf of the Company in connection therewith, and sign or accept all checks, notes and drafts on the Company's behalf.

          The actual costs to satisfy all of Manager's duties as provided herein shall be borne by the Company from the proceeds of the operations of the Business and paid by Manager from the Management Account, as set forth in
Section 7.
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     4.   Books and Records; Accounting; Operating Budgets.
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          (a)  During the Term hereof, Manager shall establish and maintain, in accordance with good accounting practices on a consistent basis, adequate books and records in which shall be recorded all of the receipts and disbursements arising from the operation of the Business, such books and records shall in all instances be maintained by Manager for no less than one (1) year; provided, however, that upon the termination of this Agreement or the closing of the acquisition agreement contemplated by the Manager and the Company, the Manager may deliver all such documents to the Company and upon delivery the Manager shall have no further obligations pursuant to this Paragraph 4(a).

          (b) During the entire term hereof, Manager shall supply and furnish the Company detailed monthly statements of receipts and disbursements for the Business on or before the twentieth (20/th/) day of the calendar month following the end of the month to which such statement relates. Such statements shall constitute monthly reports for the Company to use if appropriate for bankruptcy purposes and shall show or contain, in reasonable detail, the following: (i) a list of each disbursement made on behalf of the Company (including disbursements to Manager for compensation or reimbursement of expenses); (ii) the balance of the Management Account; and (iii) all other financial information reasonably requested from time to time by the Company.

     5.   Banking. All monies collected by Manager hereunder (except payments to
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Manager pursuant to Section 7 hereof) shall be deposited forthwith by Manager upon receipt into the Management Account which shall be maintained at an institution that is an approved as a depository for debtors in possession by the office of the United States Trustee for New Orleans, Louisiana. The Management Account shall be maintained by Manager, and no withdrawals shall be made therefrom by Manager except pursuant to and for the purpose of carrying out this Agreement. If the funds in the Management Account together with sales/rental income from the Business are not sufficient for the payment by Manager of the proper costs and charges to be paid by it hereunder as and when due, in the reasonable determination of Manager, and for the payment of its compensation as provided for herein, Manager may, at its sole option, deposit in the Management Account sufficient funds and/or deliver product, at Manager's discretion, to pay the proper costs and charges to be paid by Manager under this Agreement. The Company shall as soon as is practicable move in the Bankruptcy Court for an order approving debtor-in-possession financing ("DIP Financing") pursuant to
Section 364 of the United States Bankruptcy Code with respect to Manager's advancement of funds pursuant to this Section 5, up to the maximum

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amount outstanding at any one time of $2,500,000 consistent with this Section 5.
Manager shall be a secured creditor with respect to all funds advanced pursuant to this Section 5. Alternatively, in the event the Letter of Intent is approved by the Bankruptcy Court and there is a closing with respect thereto, then
Manager shall have the right to offset from the Purchase Price (as defined in the Letter of Intent) these advanced monies.

     6.   Purchases; Rebates; Contracts. Manager shall be permitted to supply
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the Company with inventory. However, all purchases of supplies and inventory and contracts for labor and materials shall be made at competitive prices. Without limiting of the foregoing, no item used in the operation of the Business shall be charged to the Company at a price which is more than 1.05 times Manager's cost. All discounts, rebates and other payments and gifts (except payments to Manager pursuant to Section 7 hereof) received by Manager, or by any of Manager's officers, employees or agents, in connection with the operation of the Business shall belong to and be treated as the property of the Company.

     7.   Compensation; Expenses.
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          (a)  During the Term hereof, Manager shall receive a monthly management fee (the "Management Fee") as compensation for services rendered under this Agreement in an amount, determined on a monthly basis, equal to three percent (3%) of the gross revenues of the Business for the respective calendar month. The Management Fee shall be computed monthly and paid to Manager out of the Management Account within ten (10) days of the end of each month. In addition, for each month during the term of this Agreement in which the Company's EBITDA exceeds $___________, the Manager shall receive an additional 1% of total gross revenues for such month, computed on a monthly basis.

          (b) All actual and reasonable costs and expenses of the ownership and operation of the Business, inclusive of all costs and expenses as may be incurred by Manager pursuant to this Agreement, shall be the sole and exclusive responsibility of the Company and shall be paid out of the Management Account. Manager shall not be required to make any advance or payment to or for the account of the Company except out of the funds available in the Management Account, and the Manager shall not be obligated to incur any liability or obligation for the Company's account without assurance that necessary funds for the discharge thereof will be provided by the Company. Manager shall not be entitled to reimbursement from the Company for the those costs and expenses specifically related to Manager's own general office overhead and staff not located at the offices of, or employed by, the Company; provided that Manager shall be entitled to reimbursement for reasonable travel and lodgings related to its duties hereunder.

     8.   Decisions by the Company. Manager shall be permitted to rely upon the
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authority of any party authorized to act on behalf of the Company, including, without limitation Gregory Michael Johns. The Company shall not, without the prior written consent of Manager, have any right or authority to enter into any contracts or other agreements with third parties relating to the Company, its operation or otherwise binding upon the Manager.

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     9.   Insurance. The Company shall, at its own expense, at all times procure
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and maintain adequate public liability, indemnity and property insurance and shall procure an appropriate clause in, or endorsement on, each of its policies, whereby the insurer waives subrogation or consents to a waiver of the right of recovery against Manager, and the Company hereby agrees that it will not make any claim against or seek to recover from Manager for any loss or damage to property of the type covered by such insurance, except losses or damages attributable to Manager's intentional negligence or intentional misconduct.

     10.  Indemnification.
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          (a)  The Company acknowledges that all contracts, acts and undertakings of Manager, if authorized hereby and made specifically in connection with the operation of the Business and pursuant to this Agreement, are made on behalf of and as agent for the Company.

          (b) The Company hereby agrees to indemnify, defend and save harmless Manager from and against any and all costs, expenses, liabilities or claims, including, but not limited to, attorneys' fees and court costs, arising out of or in any way connected with Manager's performance of its duties and obligations hereunder, provided that the Company's indemnity and hold harmless obligation shall not extend to matters arising out of or in any way connected with the intentional misconduct or fraud of Manager.

          (c) The obligations of Manager and the Company under this Section 11 shall survive termination of this Agreement.

          1.1 Notices. Any notice, request, consent or communication
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(collectively a "Notice") under this Agreement shall be effective only if it is in writing and (i) personally delivered, (ii) sent by certified or registered mail, return receipt requested, postage prepaid, (iii) sent by a nationally recognized overnight delivery service, with delivery confirmed, or (iv) telexed or telecopied, with receipt confirmed, addressed as follows:

               (a) If to the Company:

                         Gregory Michael Johns, President
                         PENNER & WELSCH, Inc.
                         10016 River Road
                         St. Rose, LA 70087
                         Telephone:  504-471-0745
                         Telecopier:  504-471-0001

         with a copy to:

                         Douglas S. Draper
                         Heller, Draper, Hayden, Patrick & Horn, LLC
                         2500 Poydras Center
                         650 Poydras Street

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                         New Orleans, LA 70130
                         Telephone:  504-568-1888
                         Telecopier   504-522-0949

               (b) If to Manager, to:

                         William L. LaGamba, Chief Executive Officer
                         Discount Rx, Inc.
                         12505 Starkey Road, Suite A
                         St. Petersburg, Florida
                         Telephone:  727-533-0431
                         Telecopier:  727-531-1280

         with a copy to:

                         Julio C. Esquivel, Esq.
                         Shumaker Loop & Kendrick
                         101 East Kennedy Boulevard, Suite 2800
                         Tampa, Florida  33672
                         Telephone:  813-229-7600
                         Telecopier:  813-229-1660

     or such other persons or addresses as shall be furnished in writing by any party to the other party. A Notice shall be deemed to have been given as of the date when (i) personally delivered, (ii) five (5) days after the date when deposited with the United States mail properly addressed, (iii) when receipt of a Notice sent by an overnight delivery service is confirmed by such overnight delivery service, or (iv) when receipt of the telex or telecopy is confirmed, as the case may be, unless the sending party has actual knowledge that a Notice was not received by the intended recipient.

     11.  Partial Invalidity. The invalidity or unenforceability of a portion of
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this Agreement shall not affect the validity or enforceability of the remainder hereof.

     12.  Titles and Captions. All Section titles or captions contained in this
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Agreement are for convenience only and are not deemed part of the context hereof.

     13.  Pronouns and Plurals. All pronouns and any variations thereof are
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deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons may require.

     14.  Amendments. This Agreement may be amended only by a written document
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signed by Manager and the Company.

     15.  Assignment. Manager shall not assign its interest in this Agreement
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other than to an affiliate of Manager without the prior written consent of the
Company, which consent shall

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not be unreasonably withheld.

     16.  Governing Law; Parties at Interest. This Agreement shall be governed
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by and be construed and enforced in accordance with the laws of the State of
Florida,, and shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

     17.  Conditions Precedent and Subsequent. This Agreement shall not be
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effective unless and until the Bankruptcy Court has entered an order approving
it.

     18.  Entire Agreement. This Agreement contains the entire understanding
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between the parties hereto and supersedes any prior understandings and agreements between them respecting the subject matter hereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of this 14th day of September, 2000.

                                        MANAGER:

                                        Discount Rx, Inc.


                                        By:________________________________

                                             Jugal Taneja, Chairman of the Board

                                        COMPANY:

                                        Penner & Welsch, Inc.


                                        By:________________________________

                                             Gregory M. Johns, President

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